UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________
FORM 8-K
 ___________________________________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 20, 2013
 WASHINGTON REAL ESTATE
INVESTMENT TRUST
(Exact name of registrant as specified in its charter)

MARYLAND	1-6622	53-0261100
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
6110 EXECUTIVE BOULEVARD, SUITE 800, ROCKVILLE, MARYLAND 20852
(Address of principal executive office) (Zip code)
Registrant’s telephone number, including area code: (301) 984-9400
___________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 20, 2013, Washington Real Estate Investment Trust (the “Company”) announced that it had selected Mr. Paul T. McDermott to be its new President and Chief Executive Officer and had entered into an employment letter specifying the terms of his employment.

Mr. McDermott (age 51) served as Senior Vice President and Managing Director of The Rockefeller Group from June 2010 through August 2013, where he headed up the domestic acquisitions team for Rockefeller Group Investment Management Corp., the investment management arm of The Rockefeller Group. Prior to joining The Rockefeller Group, he served from 2006 to June 2010 as Principal and Chief Transaction Officer at PNC Realty Investors, where he led the company's acquisition, disposition, development and capital markets efforts nationally, across multiple asset classes. Between 2002 and 2006, he held two primary officer roles at Freddie Mac - Chief Credit Officer of the Multifamily Division and Head of Multifamily Structured Finance and Affordable Housing. From 1997 to 2002, he served as Head of the Washington, DC Region for Lend Lease Real Estate Investments. Mr. McDermott holds a BS in Business Administration from Shepherd University and an MBA in Finance from The American University.

Mr. McDermott's annual base salary will be $500,000. After December 31, 2014, the Board will review his base salary on an annual basis and may increase it in its discretion. In connection with entering into the employment letter, Mr. McDermott will be awarded 21,000 restricted Company common shares on his start date. These shares will vest in equal installments of 7,000 shares each over a three year period while he remains employed, on the first, second and third anniversary dates of his start date. If he is terminated without Cause (as defined below), all of the then remaining unvested shares would become vested on the termination date. In accordance with the Company's stock ownership guidelines, as they may be amended by the Board from time to time, Mr. McDermott will be required to attain an aggregate number of Company shares having a market value of at least three times his base salary within five years of becoming employed by the Company.  This aggregate number of shares will be determined based on the market value of the shares on the 60 trading days prior to his start date. Once established, this share ownership goal will not change based solely on changes in his base salary or fluctuations in the share price.

Effective January 1, 2014, Mr. McDermott will be eligible to participate in the Company's Short-Term Incentive Plan (STIP) and Multi-Year Long-Term Incentive Plan (LTIP) at the CEO level, in accordance with the terms of the STIP and the LTIP, as the terms of such plans have been previously reported in the Company's proxy statement and as they may be amended by the Board for all participating employees generally from time to time.

Mr. McDermott is entitled to certain insurance and leave benefits and participation in the Company's 401k plan, including a Company match of 100% of his contribution up to a maximum of the lesser of $7,650 or 3% of his base salary. He will also participate in the Company's supplemental executive retirement plan (SERP), which plan is described in the Company's proxy statement. He is also entitled to an automobile allowance of $14,000 per year and reimbursement of up to $15,000 for legal expenses for reviewing the employment letter.

The employment letter requires Mr. McDermott to protect the confidentiality of the Company's confidential information. He will enter into the form of Indemnification Agreement entered into by and between the Company and its other officers and Board members.

The employment letter provides that either Mr. McDermott or the Company may terminate the employment relationship at any time for any lawful reason, with or without Cause or Good Reason (as defined below) or notice. If Mr. McDermott's employment is terminated without Cause or he terminates for Good Reason, he would receive the following severance benefits, payable in installments according to Company's payroll cycle and pro-rata portions of any STIP and LTIP values as determined by the applicable plans, provided that he signs the Company's standard Separation Agreement and General Release. If termination without Cause or for Good Reason occurs between October 1, 2013 and September 30, 2015, he would receive 24 months of base salary, and if termination without Cause or for Good Reason occurs on October 1, 2015 or thereafter, he would receive 12 months of base salary.

Under the employment letter, “Cause” means commission of a felony or crime of moral turpitude; conduct in the performance of duties which is illegal, dishonest, fraudulent or disloyal; breach of any fiduciary duty owed to the Company; any action or inaction that constitutes a material breach of the employment letter which is not cured to the Company's reasonable satisfaction within 30 days of receipt of written notice advising of such material breach; or gross neglect of duty which is not cured to the Company's reasonable satisfaction within 30 days of receipt of written notice advising of such gross neglect, and “Good Reason” means a material diminution in base salary or a material diminution in overall base compensation earning potential that is not agreed to by the employee (other than due to failure to achieve performance-based measures), a material diminution in authority, duties or responsibilities, a material change in geographic location at which the employee is employed, or any action or inaction by the Company that constitutes a material breach of the employment letter, provided the employee gives written notice within 90 days after the condition providing the basis for such Good Reason first exists and if such Good Reason has not been corrected or cured within 30 days after the Company has received written notice of the employee's intent to terminate his employment for Good Reason and specifying in detail the basis for such termination.

Mr. McDermott is expected to commence his employment with the Company on October 1, 2013.

The foregoing description is qualified in its entirety by reference to the complete employment letter, a copy of which will be filed with the SEC.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

The following exhibits are furnished with this report on Form 8-K:

Exhibit Number	Description

99.1	Press release issued August 20, 2013 regarding the appointment of Paul T. McDermott

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON REAL ESTATE INVESTMENT TRUST
(Registrant)

	By:	/s/ Laura M. Franklin
(Signature)

Laura M. Franklin
Executive Vice President
Accounting and Administration

August 20, 2013
(Date)

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued August 20, 2013 regarding the appointment of Paul T. McDermott